Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-197885) pertaining to the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Intersect ENT, Inc. of our report dated March 11, 2015, with respect to the financial statements of Intersect ENT, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young

San Jose, California

March 11, 2015